EXHIBIT 10.3

EXHIBIT C

SPONSOR SUPPORT AGREEMENT

THIS SPONSOR SUPPORT AGREEMENT, dated as of November 18, 2025 (this “Agreement”), is entered into by and among Aitefund Sponsor LLC, a Delaware limited liability company, (the “Shareholder” or the “Sponsor”), MacMines Austasia Pty Ltd, an Australian proprietary company limited by shares (the “Company”), and Pantages Capital Acquisition Corporation, a Cayman Islands exempted company (“Purchaser”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, on November 18, 2025, Purchaser, the Company, HORIZON MINING LIMITED, a Cayman Islands exempted company (“Pubco”), Jincheng Yao, an individual in the capacity under the Business Combination Agreement as Seller Representative (including any successor Seller Representative appointed in accordance therewith, “Seller Representative”), HORIZON MERGER 1 LIMITED, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub”), and Horizon Mining SPV Pty Ltd, an Australian proprietary company limited by shares and a wholly owned subsidiary of the Company entered into a Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, subject to the terms and conditions thereof, among other matters, Merger Sub will merge with and into Purchaser (the “Merger”) with Purchaser surviving the Merger as a wholly-owned subsidiary of Pubco and the outstanding securities of Purchaser being converted into the right to receive Pubco Ordinary Shares, upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law;

WHEREAS, as of the date hereof, the Shareholder owns a number of Purchaser Ordinary Shares (all such shares, or any successor or additional  shares of Purchaser of which ownership of record or the power to vote is hereafter acquired by the Shareholder prior to the termination of this Agreement being referred to herein as the “Shareholder Shares”);

WHEREAS, the Board of Directors of the Purchaser has (a) approved and declared advisable the Business Combination Agreement, the Ancillary Documents, the Mergers and the other transactions contemplated by any such documents (collectively, the “Transactions”), (b) determined that the Transactions are fair to and in the best interests of the Purchaser Shareholders and (c) recommended the approval and the adoption by each of the Purchaser Shareholders of the Business Combination Agreement, the Ancillary Documents, the Mergers and the other Transactions; and

WHEREAS, in order to induce the Company, Pubco and Purchaser to enter into the Business Combination Agreement, the Shareholder is executing and delivering this Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. The Shareholder, solely in its capacity as a shareholder of Purchaser, unconditionally and irrevocably agrees that, during the term of this Agreement, at the Extraordinary General Meeting, at any other meeting of the Purchaser Shareholders related to the Transactions (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of the Purchaser Shareholders related to the Transactions (the Extraordinary General Meeting and all other meetings or consents related to the Business Combination Agreement or the Transactions, collectively referred to herein as the “Meeting”), the Shareholder shall:

(a) when the Meeting is held, appear at the Meeting or otherwise cause the Shareholder Shares to be counted as present for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Shareholder Shares in favor of the Business Combination Agreement, the Ancillary Documents, and the Transactions (and any actions required in furtherance thereof), the other matters set forth in the Business Combination Agreement and each of the proposals at the Meeting; and

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(c) vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Shareholder Shares against any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Mergers or any of the Transactions, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of Purchaser under the Business Combination Agreement or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Shareholder contained in this Agreement.

2. Restrictions on Transfer. The Shareholder agrees that, during the term of this Agreement, it shall not (a) sell, assign or otherwise Transfer any of the Shareholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Agreement in a form reasonably acceptable to the Company and Purchaser, or (b) deposit any Shareholder Shares into a voting trust or enter into a voting agreement with respect to any Shareholder Shares or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement). Purchaser shall not, and shall not permit Purchaser’s transfer agent to, register any sale, assignment or Transfer of the Shareholder Shares on Purchaser’s share ledger (book entry or otherwise) that is not in compliance with this Section 2. For the purposes of this Section 2, “Transfer” shall mean any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any contract, agreement, option or other arrangement or understanding with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, in each case directly or indirectly and voluntarily or involuntarily, of any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person, excluding entry into this Agreement and the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby.

3. No Redemption. The Shareholder hereby agrees that, during the term of this Agreement, it shall not redeem, or submit a request to Purchaser’s transfer agent or otherwise exercise any right to redeem, any Shareholder Shares.

4. New Securities. During the term of this Agreement, in the event that, (a) any Purchaser Ordinary Shares or other equity securities of Purchaser are issued to the Shareholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Purchaser securities owned by the Shareholder, (b) the Shareholder purchases or otherwise acquires beneficial ownership of any Purchaser Ordinary Shares or other equity securities of Purchaser after the date of this Agreement, or (c) the Shareholder acquires the right to vote or share in the voting of any Purchaser Ordinary Share or other equity securities of Purchaser after the date of this Agreement (such Purchaser Ordinary Share or other equity securities of Purchaser, collectively the “New Securities”), then such New Securities acquired or purchased by the Shareholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Shareholder Shares as of the date hereof. The Shareholder agrees, while this Agreement is in effect, to notify Purchaser and the Company promptly in writing (including by e-mail) of the number of any additional Shareholder Shares acquired, or over which voting power is acquired, by the Shareholder, if any, after the date hereof.

5. No Challenge/Further Support. The Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Purchaser, Pubco, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Business Combination Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Business Combination Agreement or any other agreement in connection with the Transactions. The Shareholder further agrees that it shall use its reasonable best efforts to cooperate with Purchaser and the Company to effect the transactions contemplated hereby and the Transactions, including to take or omit to take such actions, and execute such agreements, as may be reasonably requested by Purchaser or the Company in connection with the transactions contemplated hereby and the Transactions or that are necessary to give further effect thereto.

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6. Consent to Disclosure. The Shareholder hereby consents to the publication and disclosure in the Form F-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Purchaser or the Company to any Governmental Authority or to securityholders of Purchaser or the Company) of the Shareholder’s identity and beneficial ownership of Shareholder Shares and the nature of the Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Purchaser or the Company, a copy of this Agreement. The Shareholder will promptly provide any information reasonably requested by Purchaser or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). The Shareholder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and Purchaser.

7. Shareholder Representations: The Shareholder represents and warrants to Purchaser and the Company, as of the date hereof, that:

(a) The Shareholder has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b) The Shareholder has full right and power, without violating any agreement to which it is bound (including any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Agreement;

(c) (i) If the Shareholder is not an individual, the Shareholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Shareholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Shareholder, and (ii) if the Shareholder is an individual, the signature on this Agreement is genuine, and the Shareholder has legal competence and capacity to execute the same;

(d) This Agreement has been duly executed and delivered by the Shareholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(e) The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Shareholder, (ii) conflict with or violate any Law applicable to the Shareholder, in each case which would reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Shareholder to perform his or its obligations hereunder or to consummate the transactions contemplated hereby, or (iii) require any consent or approval from any third party or Governmental Authority that has not been given or other action that has not been taken by any third party or Governmental Authority, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Shareholder of its obligations under this Agreement;

(f) There are no Actions pending against the Shareholder or, to the knowledge of the Shareholder, threatened against the Shareholder, before (or, in the case of threatened Actions, that would be before) any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or delay the performance by the Shareholder of the Shareholder’s obligations under this Agreement;

(g) No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by or on behalf of the Shareholder;

(h) The Shareholder has had the opportunity to read the Business Combination Agreement and this Agreement and has had the opportunity to consult with the Shareholder’s tax and legal advisors; the Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of Purchaser and the Company to make an informed decision regarding this Agreement and the Transactions, and has independently, without reliance upon Purchaser or the Company, and based on such information as the Shareholder has deemed appropriate, made his or its own analysis and decision to enter into this Agreement; and the Shareholder acknowledges that none of Purchaser or the Company has made or makes any representation or warranty, whether express or implied, of any kind or character with respect to the matters covered herein, in each case except as expressly set forth in this Agreement;

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(i) The Shareholder has not entered into, and shall not enter into, any agreement that would prevent the Shareholder from performing any of the Shareholder’s obligations hereunder;

(j) he Shareholder has good title to the Shareholder Shares, free and clear of any Liens other than Permitted Liens and Liens under Purchaser’s Organizational Documents, and the Shareholder has the sole power to vote or cause to be voted the Shareholder Shares; the Shareholder has the power to vote (including, without limitation, by proxy or power of attorney) the Shareholder Shares; the Shareholder has as of the date hereof and, except pursuant to a Transfer permitted in accordance with Section 2 hereof, will have, during the term of this Agreement, sole voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to the Shareholder set forth in this Agreement, in each case, over all Shareholder Shares; as of the date hereof, the Shareholder does not own any other voting securities of the Purchaser or have the power to vote (including by proxy or power of attorney) any other voting securities of the Purchaser other than the Shareholder Shares; and as of the date hereof, the Shareholder does not own any rights to purchase or acquire (i) any other equity securities of the Purchaser or (ii) the power to vote any other voting securities of the Purchaser, in each case except for all Shareholder Shares;

(k) The Shareholder understands and acknowledges that the Company is entering into the Business Combination Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement; and

(l) The Shareholder Shares are the only shares of Purchaser’s outstanding share capital owned of record or beneficially owned by the Shareholder as of the date hereof, and except for this Agreement, none of the Shareholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Shareholder Shares, nor has the Shareholder granted any proxy, consent or power of attorney with respect to any Shareholder Shares owned by the Shareholder (other than as contemplated by this Agreement).

8. Specific Performance. The Shareholder hereby agrees and acknowledges that (a) Purchaser and the Company would be irreparably injured in the event of a breach by the Shareholder of its obligations under this Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) Purchaser and the Company shall be entitled to obtain injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach or anticipated breach, without the requirement to post any bond or other security or to prove that money damages would be inadequate.

9. Entire Agreement; Amendment; Waiver. This Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Documents. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

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10. Binding Effect; Assignment; Third Parties. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of the Shareholder are personal to the Shareholder and may not be assigned, transferred or delegated by the Shareholder at any time without the prior written consent of Purchaser and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

11. Counterparts. This Agreement may be executed in any number of original, or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

12. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

13. Governing Law; Jury Trial Waiver. Sections 11.5 and 11.6 of the Business Combination Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 11.1 of the Business Combination Agreement to the applicable party, with respect to the Company and Purchaser, at the respective addresses set forth in Section 11.1 of the Business Combination Agreement, and, with respect to the Shareholder, at 221 W 9th St, #859, Wilmington, DE 19801.

15. Termination. This Agreement become effective upon the date hereof and shall automatically terminate, and none of Purchaser, the Company or the Shareholder shall have any rights or obligations hereunder, on the earliest of (i) the mutual written consent of Purchaser, the Company and the Shareholder, (ii) the Closing (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Closing), or (iii) the termination of the Business Combination Agreement in accordance with its terms. No such termination shall relieve the Shareholder, Purchaser or the Company from any liability resulting from a breach of this Agreement occurring prior to such termination. Notwithstanding anything to the contrary herein, the provisions of this Section 15 shall survive the termination of this Agreement.

16. Adjustment for Share Split. If, and as often as, there are any changes in the Shareholder Shares by way of share split, share dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Shareholder, Purchaser, the Company, the Shareholder Shares as so changed.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

18. Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

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19. Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

20. No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among the Shareholder, the Company and Purchaser, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Purchaser shareholders entering into support agreements with the Company or Purchaser. The Shareholder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company or Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Shareholder Shares.

21. Capacity as Shareholder. The Shareholder signs this Agreement solely in the Shareholder’s capacity as a shareholder of Purchaser, and not in any other capacity, including, if applicable, as a director, officer or employee of Purchaser or any of its Subsidiaries. Nothing herein shall be construed to limit or affect any actions or inactions by the Shareholder or any representative of the Shareholder, as applicable, serving as a director of Purchaser or any Subsidiary of Purchaser, acting in such Person’s capacity as a director of Purchaser or any Subsidiary of Purchaser.

[Remainder Of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Company:

MACMINES AUSTASIA PTY LTD

By:	/s/ Yingyi Cheng
Name:	Yingyi Cheng
Title:	Director

By:	/s/ Xiangwei Fei
Name:	Xiangwei Fei
Title:	Director

Purchaser:

PANTAGES CAPITAL ACQUISITION CORPORATION

By:	/s/ William W. Snyder
Name:	William W. Snyder
Title:	Chief Executive Officer

Sponsor:

AITEFUND SPONSOR LLC

By:	/s/ Carmelo Caschetto
Name:	Carmelo Caschetto
Title:	Manager and Sole Member

[Signature Page to Sponsor Support Agreement]

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